UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2007

COUNTERPATH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

3rd Floor, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3

(Address of principal executive offices and Zip Code)

604.320.3344

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02a Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim

Effective May 10, 2007, after discussions with the Securities and Exchange Commission, and its board of directors, management of the Company has determined that it will restate its consolidated financial statements for fiscal year ended April 30, 2006, to correct the accounting for certain stock options cancelled and re-issued in October 2005.

The restatement issue relates to the correction of the accounting for stock options cancelled and re-issued in October 2005 requiring variable accounting under Financial Accounting Standards Board (“FASB”) Interpretation No. 44, whereby the intrinsic value of employee options is marked to market until the options are exercised, expired or forfeited.

As a result of the expected stock option compensation adjustments, the Company expects an increase in its loss of approximately $182,000 for fiscal 2006 from its previously reported loss of approximately $1.3 million. This restatement will change the amounts presented in operating expenses in the consolidated statement of operations. The adjustment to basic and diluted loss per share will be to increase it from $0.03 per share to $0.04 per share. As the stock compensation charge is a non-cash expense the accounting correction is not expected to have an adverse effect on the Company's business outlook for future fiscal periods nor impact the Company's past or future cash flows from operations. The accounting correction has no impact on fiscal 2007 results as the Company has adopted the fair value method under FASB Statement 123R of valuing stock option grants using the modified prospective method. As such, variable accounting for the October 2005 options ceased as of implementation of FAS 123R.

The Company has discussed the matters relating to the accounting restatement issues with Amisano Hanson, Chartered Accountants, its previous independent registered public accountant. The Company is currently reviewing its findings with its present independent accountant, BDO Dunwoody LLP, and intends to file an amended Annual Report on Form 10-KSB for the fiscal year ended April 30, 2006 with the Securities and Exchange Commission promptly. The Company's currently filed financial statements for the year ended April 30, 2006 and the independent accountant’s report thereon, should not be relied upon. The estimated restatement amounts disclosed above are preliminary and subject to adjustment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH SOLUTIONS, INC.

By: /s/ Mark Bruk____________________

Mark Bruk
Chairman and Chief Executive Officer

Dated: May 15, 2007

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